SEACOAST REPORTS SECOND QUARTER 2024 RESULTS
Well-Positioned Balance Sheet with Strong Capital and Liquidity
Continued Build in Loan Originations and Pipeline, Cost of Deposits Stabilizing
Growth in Noninterest Income, and Well-Managed Noninterest Expense

STUART, Fla., July 25, 2024 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the second quarter of 2024 of $30.2 million, or $0.36 per diluted share, compared to $26.0 million, or $0.31 per diluted share in the first quarter of 2024 and $31.2 million, or $0.37 per diluted share in the second quarter of 2023.
Adjusted net income1 for the second quarter of 2024 was $30.3 million, or $0.36 per diluted share, compared to $31.1 million, or $0.37 per diluted share in the first quarter of 2024 and $43.5 million, or $0.51 per diluted share in the second quarter of 2023.
Pre-tax pre-provision earnings1 were $44.6 million in the second quarter of 2024, an increase of 25% compared to the first quarter of 2024 and an increase of 9% compared to the second quarter of 2023. Adjusted pre-tax pre-provision earnings1 were $44.5 million in the second quarter of 2024, an increase of 5% compared to the first quarter of 2024 and a decrease of 22% compared to the second quarter of 2023.
For the second quarter of 2024, return on average tangible assets was 1.00% and return on average tangible shareholders' equity was 10.75%, compared to 0.89% and 9.55%, respectively, in the prior quarter, and 1.06% and 12.08%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the second quarter of 2024 was 1.00% and adjusted return on average tangible shareholders' equity1 was 10.76%, compared to 1.04% and 11.15%, respectively, in the prior quarter, and 1.41% and 16.08%, respectively, in the prior year quarter.
Charles M. Shaffer, Chairman and CEO of Seacoast, stated, "This quarter marks the beginning of the shift we anticipated for mid-year 2024. We have seen emerging loan growth and stabilizing deposit costs, supporting an improved outlook for net interest income. We are also experiencing growth in noninterest income while managing our expenses carefully. Our investments in revenue-producing bankers across the state have led to stronger loan production and pipeline growth, and consistent positive results in service charges on deposits, including treasury management fees, wealth management revenue, and insurance agency income. I am very optimistic about the direction we are heading as our competitive transformation continues to take effect. We expect to continue to see positive results from recent talent acquisitions, which will drive further organic growth in the coming periods."
Shaffer concluded, "We remain committed to a disciplined approach to credit, and our balance sheet is one of the strongest in the industry, with a Tier 1 capital ratio of 14.8% as of June 30, 2024. The ratio of tangible common equity to tangible assets has increased to 9.30%. Our liquidity position is also robust, with a loan-to-deposit ratio of 83%, providing us with balance sheet flexibility as we work towards stronger earnings in the coming periods."
Financial Results
Income Statement
•Net income in the second quarter of 2024 was $30.2 million, or $0.36 per diluted share, compared to $26.0 million, or $0.31 per diluted share in the prior quarter and $31.2 million, or $0.37 per diluted share in the prior year quarter. For the six months ended June 30, 2024, net income was $56.3 million, or $0.66 per diluted share, compared to $43.1 million, or $0.52 per diluted share, for the six months ended June 30, 2023. Adjusted net income1 for the second quarter of 2024 was $30.3 million, or $0.36 per diluted share, compared to $31.1 million, or $0.37 per diluted share, for the prior quarter, and $43.5 million, or $0.51 per diluted share, for the prior year quarter. For the six months ended June 30, 2024, adjusted net income1 was $61.4 million, or $0.72 per diluted share, compared to $67.7 million, or $0.81 per diluted share, for the six months ended June 30, 2023.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net revenues were $126.6 million in the second quarter of 2024, an increase of $1.0 million, or 1%, compared to the prior quarter, and a decrease of $21.9 million, or 15%, compared to the prior year quarter. For the six months ended June 30, 2024, net revenues were $252.2 million, a decrease of $50.0 million, or 17%, compared to the six months ended June 30, 2023. Adjusted net revenues1 were $126.9 million in the second quarter of 2024, an increase of $1.3 million, or 1%, compared to the prior quarter, and a decrease of $22.0 million, or 15%, compared to the prior year quarter. For the six months ended June 30, 2024, adjusted net revenues1 were $252.5 million, a decrease of $48.0 million, or 16%, compared to the six months ended June 30, 2023.
•Pre-tax pre-provision earnings1 were $44.6 million in the second quarter of 2024, an increase of $8.9 million, or 25%, compared to the first quarter of 2024 and an increase of $3.7 million, or 9%, compared to the second quarter of 2023. For the six months ended June 30, 2024, pre-tax pre-provision earnings1 were $80.2 million, a decrease of $8.2 million, or 9%, compared to the six months ended June 30, 2023. Adjusted pre-tax pre-provision earnings1 were $44.5 million in the second quarter of 2024, an increase of $2.0 million, or 5%, compared to the first quarter of 2024 and a decrease of $12.7 million, or 22%, compared to the second quarter of 2023. For the six months ended June 30, 2024, adjusted pre-tax pre-provision earnings1 were $87.0 million, a decrease of $34.6 million, or 28%, compared to the six months ended June 30, 2023.
•Net interest income totaled $104.4 million in the second quarter of 2024, a modest decrease of $0.7 million, or 1%, compared to the prior quarter, and a decrease of $22.5 million, or 18%, compared to the prior year quarter. For the six months ended June 30, 2024, net interest income was $209.5 million, a decrease of $48.6 million, or 19%, compared to the six months ended June 30, 2023. The declines reflect higher interest expense on deposits resulting from growth in deposit balances and the impact of the continuing elevated rate environment. Included in loan interest income is accretion on acquired loans of $10.2 million in the second quarter of 2024, $10.6 million in the first quarter of 2024, and $14.6 million in the second quarter of 2023. For the six months ended June 30, 2024, accretion on acquired loans totaled $20.8 million, compared to $30.5 million for the six months ended June 30, 2023.
•Net interest margin decreased six basis points to 3.18% in the second quarter of 2024 compared to 3.24% in the first quarter of 2024. Excluding the effects of accretion on acquired loans, net interest margin decreased four basis points to 2.87% in the second quarter of 2024 compared to 2.91% in the first quarter of 2024. Loan yields were 5.93%, an increase of three basis points from the prior quarter. Securities yields increased 22 basis points to 3.69%, compared to 3.47% in the prior quarter. The cost of deposits increased 12 basis points from 2.19% in the prior quarter, to 2.31% in the second quarter of 2024.
•Noninterest income totaled $22.2 million in the second quarter of 2024, an increase of $1.7 million, or 8%, compared to the prior quarter, and an increase of $0.6 million, or 3%, compared to the prior year quarter. For the six months ended June 30, 2024, noninterest income totaled $42.7 million, a decrease of $1.3 million, or 3%, compared to the six months ended June 30, 2023. The Durbin amendment became effective for Seacoast on July 1, 2023, limiting network interchange fees earned on debit card transactions. Results in the second quarter of 2024 included:
•Service charges on deposits increased $0.4 million, or 8%, compared to the prior quarter and $0.8 million, or 17%, compared to the prior year quarter. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers.
•Wealth management income increased $0.2 million, or 6%, compared to the prior quarter and $0.4 million, or 14%, compared to the prior year quarter. The wealth management division continues to demonstrate success in building relationships, with assets under management reaching $1.9 billion at June 30, 2024.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Insurance agency income increased $0.1 million, or 5%, compared to the prior quarter and $0.2 million, or 17%, compared to the prior year quarter, reflecting continued growth and expansion of services.
•BOLI income increased $0.3 million, or 15%, compared to the prior quarter and $0.5 million, or 26%, compared to the prior year quarter, with policy exchanges executed in the first quarter of 2024 resulting in improved ongoing yields.
•Other income increased $0.7 million, or 14%, compared to the prior quarter and $1.2 million, or 25% compared to the prior year quarter. The second quarter of 2024 includes a gain on the sale of a single nonperforming commercial real estate loan.
•The provision for credit losses was $4.9 million in the second quarter of 2024, compared to $1.4 million in the first quarter of 2024 and a net benefit of $0.8 million in the second quarter of 2023.
•Noninterest expense was $82.5 million in the second quarter of 2024, a decrease of $7.8 million, or 9%, compared to the prior quarter, and a decrease of $25.3 million, or 23%, compared to the prior year quarter. Noninterest expense for the six months ended June 30, 2024, totaled $172.9 million, a decrease of $42.4 million, or 20% compared to the six months ended June 30, 2023. With significant cost-saving initiatives now complete, Seacoast has prudently managed expenses while strategically investing to support continued growth. Changes compared to the first quarter of 2024 included:
•Salaries and wages decreased $1.4 million, or 3%, to $38.9 million. The first quarter of 2024 included $2.1 million in severance-related expenses arising from a reduction in the workforce.
•Employee benefits decreased $1.0 million, or 13%, to $6.9 million as a result of higher seasonal payroll taxes and 401(k) contributions impacting the first quarter of 2024.
•Outsourced data processing costs decreased $3.9 million, or 32%, to $8.2 million, with the first quarter reflecting $4.1 million in charges associated with contract terminations and modifications to consolidate systems.
•Occupancy costs decreased $0.9 million, or 11%, to $7.2 million in the second quarter of 2024. The first quarter of 2024 included $0.8 million in charges associated with early lease terminations and consolidation of locations completed during the first quarter.
•Marketing expenses increased $0.6 million, or 23%, to $3.3 million, the result of a focused effort on branding across all of our markets, supporting strong results in customer acquisition.
•Other noninterest expenses decreased $0.7 million or 10%, to $5.9 million, benefiting from ongoing expense discipline.
•Seacoast recorded $8.9 million of income tax expense in the second quarter of 2024, compared to $7.8 million in the first quarter of 2024, and $10.2 million in the second quarter of 2023. Tax expense related to stock-based compensation was $0.2 million in the second quarter of 2024, nominal in the first quarter of 2024 and $0.3 million in the second quarter of 2023.
•The efficiency ratio was 60.21% in the second quarter of 2024, compared to 66.78% in the first quarter of 2024 and 67.34% in the prior year quarter. The adjusted efficiency ratio1 was 60.21% in the second quarter of 2024, compared to 61.13% in the first quarter of 2024 and 56.44% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.

Balance Sheet
•At June 30, 2024, the Company had total assets of $15.0 billion and total shareholders' equity of $2.1 billion. Book value per share was $24.98 as of June 30, 2024, compared to $24.93 as of March 31, 2024, and $24.14 as of June 30, 2023. Tangible book value per share increased to $15.41 as of June 30, 2024, compared to $15.26 as of March 31, 2024, and $14.24 as of June 30, 2023.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Debt securities totaled $2.6 billion as of June 30, 2024, an increase of $5.9 million compared to March 31, 2024. Debt securities include approximately $2.0 billion in securities classified as available for sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $658.1 million in securities classified as held to maturity with a fair value of $527.3 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans increased $60.5 million, or 2.4% annualized from the first quarter of 2024, totaling $10.0 billion as of June 30, 2024. Loan originations increased 37% to $538.0 million in the second quarter of 2024, compared to $394.0 million in the first quarter of 2024. The Company continues to exercise a disciplined approach to lending, carefully underwriting loans to strict underwriting guidelines and setting high expectations for risk adjusted returns.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $834.4 million as of June 30, 2024, an increase of 46% from March 31, 2024, and an increase of 193% from June 30, 2023.
•Commercial pipelines were $743.8 million as of June 30, 2024, an increase of 49% from $498.6 million at March 31, 2024, and an increase of 274% from $199.0 million at June 30, 2023. The Company is benefiting from the investment made in recent years to attract talent from regional banks across its markets. This talent is onboarding significant new relationships, resulting in growing pipelines.
•SBA pipelines were $29.3 million as of June 30, 2024, an increase of 87% from $15.6 million at March 31, 2024, and an increase of 58% from $18.6 million at June 30, 2023.
•Consumer pipelines were $24.5 million as of June 30, 2024, a decrease of $0.5 million, or 2%, from $25.1 million at March 31, 2024, and a decrease of $3.9 million, or 14%, from $28.4 million at June 30, 2023.
•Residential saleable pipelines were $12.1 million as of June 30, 2024, an increase of 30% from $9.3 million at March 31, 2024, and an increase of 5% from $11.5 million at June 30, 2023. Retained residential pipelines were $24.7 million as of June 30, 2024, an increase of 1% from $24.4 million at March 31, 2024, and a decrease of 9% from $27.1 million at June 30, 2023.
•Total deposits were $12.1 billion as of June 30, 2024, an increase of $100.3 million, or 3.4% annualized, when compared to March 31, 2024. Seacoast’s granular, longstanding deposit base is a hallmark of our franchise and serves as a significant source of strength.
•At June 30, 2024, customer transaction account balances represented 50% of total deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 4% of total deposits.
•Average deposits per banking center were $157 million at June 30, 2024, compared to $156 million at March 31, 2024.
•Uninsured deposits represented only 34% of overall deposit accounts as of June 30, 2024. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 29% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 154% of uninsured deposits, and 181% of uninsured and uncollateralized deposits.
•Consumer deposits represent 42% of overall deposit funding with an average consumer customer balance of $25 thousand. Commercial deposits represent 58% of overall deposit funding with an average business customer balance of $109 thousand.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Federal Home Loan Bank advances totaled $180.0 million at June 30, 2024 with a weighted average interest rate of 4.18%.
Asset Quality
•Nonperforming loans were $59.9 million at June 30, 2024, compared to $77.2 million at March 31, 2024, and $48.3 million at June 30, 2023. Nonperforming loans to total loans outstanding were 0.60% at June 30, 2024, 0.77% at March 31, 2024, and 0.48% at June 30, 2023.
•Nonperforming assets to total assets were 0.45% at June 30, 2024, compared to 0.57% at March 31, 2024, and 0.37% at June 30, 2023.
•The ratio of allowance for credit losses to total loans was 1.41% at June 30, 2024, 1.47% at March 31, 2024, and 1.58% at June 30, 2023.
•Net charge-offs were $9.9 million in the second quarter of 2024, compared to $3.6 million in the first quarter of 2024 and $0.7 million in the second quarter of 2023. Charge-offs during the quarter primarily reflect reserves previously established in the allowance for credit losses.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $345 thousand, and the average commercial loan size is $758 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 36% and 235% of total bank-level risk-based capital, respectively, compared to 39% and 236%, respectively, at March 31, 2024. On a consolidated basis, construction and land development and commercial real estate loans represent 34% and 222%, respectively, of total consolidated risk-based capital.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet with a Tier 1 capital ratio at June 30, 2024 of 14.8% compared to 14.7% at March 31, 2024, and 13.5% at June 30, 2023. The Total capital ratio was 16.2%, the Common Equity Tier 1 capital ratio was 14.1%, and the Tier 1 leverage ratio was 11.1% at June 30, 2024. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at June 30, 2024 totaled $749.5 million.
•The Company’s loan to deposit ratio was 82.9% at June 30, 2024, which should provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.30% at June 30, 2024, compared to 9.25% at March 31, 2024, and 8.53% at June 30, 2023. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 8.64%.
•At June 30, 2024, in addition to $749.5 million in cash, the Company had $5.6 billion in available borrowing capacity, including $4.3 billion in available collateralized lines of credit, $944.3 million of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of June 30, 2024, represented 181% of uninsured and uncollateralized deposits.
•Our Board of Directors has approved a share repurchase program of up to $100 million in shares of the Company’s common stock. During the second quarter of 2024, 39,892 shares of the Company’s common stock were repurchased under the program.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23
Selected balance sheet data:
Gross loans	$10,038,508	$9,978,052	$10,062,940	$10,011,186	$10,117,919
Total deposits	12,116,118	12,015,840	11,776,935	12,107,834	12,283,267
Total assets	14,952,613	14,830,015	14,580,249	14,823,007	15,041,932

Performance measures:
Net income	$30,244	$26,006	$29,543	$31,414	$31,249
Net interest margin	3.18%	3.24%	3.36%	3.57%	3.86%
Pre-tax pre-provision earnings[1]	$44,555	$35,674	$42,006	$43,383	$40,864
Average diluted shares outstanding	84,816	85,270	85,336	85,666	85,536
Diluted earnings per share (EPS)	0.36	0.31	0.35	0.37	0.37
Return on (annualized):
Average assets (ROA)	0.82%	0.71%	0.80%	0.84%	0.84%
Average tangible assets (ROTA)[2]	1.00	0.89	0.99	1.04	1.06
Average tangible common equity (ROTCE)[2]	10.75	9.55	11.22	11.90	12.08
Tangible common equity to tangible assets[2]	9.30	9.25	9.31	8.68	8.53
Tangible book value per share[2]	$15.41	$15.26	$15.08	$14.26	$14.24
Efficiency ratio	60.21%	66.78%	60.32%	62.60%	67.34%

Adjusted operating measures[1]:
Adjusted net income[4]	$30,277	$31,132	$31,363	$34,170	$43,489
Adjusted pre-tax pre-provision earnings[4]	44,490	42,513	45,016	47,349	57,202
Adjusted diluted EPS[4]	0.36	0.37	0.37	0.40	0.51
Adjusted ROTA[2]	1.00%	1.04%	1.04%	1.12%	1.41%
Adjusted ROTCE[2]	10.76	11.15	11.80	12.79	16.08
Adjusted efficiency ratio	60.21	61.13	60.32	60.19	56.44
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.19%	2.23%	2.25%	2.34%	2.40%

Other data:
Market capitalization[3]	$2,016,472	$2,156,529	$2,415,158	$1,869,891	$1,880,407
Full-time equivalent employees	1,449	1,445	1,541	1,570	1,670
Number of ATMs	95	95	96	97	96
Full-service banking offices	77	77	77	77	78
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.
4As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call July 26, 2024, at 10:00 a.m. (Eastern Time) to discuss the second quarter of 2024 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 5967990). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.0 billion in assets and $12.1 billion in deposits as of June 30, 2024. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including proposed overdraft and late fee caps, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits

(as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except ratios and per share data)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23	2Q'24	2Q'23

Summary of Earnings
Net income	$30,244	$26,006	$29,543	$31,414	$31,249	$56,250	$43,076
Adjusted net income[1,6]	30,277	31,132	31,363	34,170	43,489	61,408	67,708
Net interest income[2]	104,657	105,298	111,035	119,505	127,153	209,954	258,504
Net interest margin[2,3]	3.18%	3.24%	3.36%	3.57%	3.86%	3.21%	4.09%
Pre-tax pre-provision earnings[1]	44,555	35,674	42,006	43,383	40,864	80,228	88,424
Adjusted pre-tax pre-provision earnings[1,6]	44,490	42,513	45,016	47,349	57,202	87,002	121,556

Performance Ratios
Return on average assets-GAAP basis[3]	0.82%	0.71%	0.80%	0.84%	0.84%	0.77%	0.60%
Return on average tangible assets-GAAP basis[3,4]	1.00	0.89	0.99	1.04	1.06	0.94	0.80
Adjusted return on average tangible assets[1,3,4]	1.00	1.04	1.04	1.12	1.41	1.02	1.16
Pre-tax pre-provision return on average tangible assets[1,3,4,6]	1.45	1.22	1.39	1.43	1.39	1.33	1.52
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	1.45	1.42	1.48	1.55	1.85	1.43	2.01
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.19	2.23	2.25	2.34	2.40	2.21	2.44
Return on average shareholders' equity-GAAP basis[3]	5.74	4.94	5.69	6.01	6.05	5.34	4.38
Return on average tangible common equity-GAAP basis[3,4]	10.75	9.55	11.22	11.90	12.08	10.15	9.14
Adjusted return on average tangible common equity[1,3,4]	10.76	11.15	11.80	12.79	16.08	10.95	13.32
Efficiency ratio[5]	60.21	66.78	60.32	62.60	67.34	63.48	66.37
Adjusted efficiency ratio[1]	60.21	61.13	60.32	60.19	56.44	60.67	54.76
Noninterest income to total revenue (excluding securities gains/losses)	17.55	16.17	15.14	13.22	14.63	16.86	14.59
Tangible common equity to tangible assets[4]	9.30	9.25	9.31	8.68	8.53	9.30	8.53
Average loan-to-deposit ratio	83.11	84.50	83.38	82.63	83.48	83.80	82.98
End of period loan-to-deposit ratio	82.90	83.12	85.48	82.71	82.42	82.90	82.42

Per Share Data
Net income diluted-GAAP basis	$0.36	$0.31	$0.35	$0.37	$0.37	$0.66	$0.52
Net income basic-GAAP basis	0.36	0.31	0.35	0.37	0.37	0.67	0.52
Adjusted earnings[1,6]	0.36	0.37	0.37	0.40	0.51	0.72	0.81

Book value per share common	24.98	24.93	24.84	24.06	24.14	24.98	24.14
Tangible book value per share	15.41	15.26	15.08	14.26	14.24	15.41	14.24
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.36	0.35

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

6As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except per share data)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23	2Q'24	2Q'23

Interest and dividends on securities:
Taxable	$24,155	$22,393	$21,383	$21,401	$20,898	$46,548	$40,142
Nontaxable	33	34	55	97	97	67	202
Interest and fees on loans	147,292	147,095	147,801	149,871	148,265	294,387	283,433
Interest on interest bearing deposits and other investments	8,328	6,184	7,616	8,477	5,023	14,512	8,497
Total Interest Income	179,808	175,706	176,855	179,846	174,283	355,514	332,274

Interest on deposits	51,319	47,534	44,923	38,396	27,183	98,853	43,216
Interest on time certificates	17,928	17,121	15,764	16,461	14,477	35,049	20,029
Interest on borrowed money	6,137	5,973	5,349	5,683	5,660	12,110	10,914
Total Interest Expense	75,384	70,628	66,036	60,540	47,320	146,012	74,159

Net Interest Income	104,424	105,078	110,819	119,306	126,963	209,502	258,115
Provision for credit losses	4,918	1,368	3,990	2,694	(764)	6,286	30,834
Net Interest Income After Provision for Credit Losses	99,506	103,710	106,829	116,612	127,727	203,216	227,281

Noninterest income:
Service charges on deposit accounts	5,342	4,960	4,828	4,648	4,560	10,302	8,802
Interchange income	1,940	1,888	2,433	1,684	5,066	3,828	9,760
Wealth management income	3,766	3,540	3,261	3,138	3,318	7,306	6,381
Mortgage banking fees	582	381	378	410	576	963	1,002
Insurance agency income	1,355	1,291	1,066	1,183	1,160	2,646	2,261
SBA gains	694	739	921	613	249	1,433	571
BOLI income	2,596	2,264	2,220	2,197	2,068	4,860	3,984
Other	5,953	5,205	4,668	4,307	4,755	11,158	11,329
	22,228	20,268	19,775	18,180	21,752	42,496	44,090

Securities (losses) gains, net	(44)	229	(2,437)	(387)	(176)	185	(69)
Total Noninterest Income	22,184	20,497	17,338	17,793	21,576	42,681	44,021

Noninterest expense:
Salaries and wages	38,937	40,304	38,435	46,431	45,155	79,241	92,771
Employee benefits	6,861	7,889	6,678	7,206	7,472	14,750	16,034
Outsourced data processing costs	8,210	12,118	8,609	8,714	20,222	20,328	34,775
Occupancy	7,180	8,037	7,512	7,758	8,583	15,217	16,602
Furniture and equipment	1,956	2,011	2,028	2,052	2,345	3,967	4,612
Marketing	3,266	2,655	2,995	1,876	2,047	5,921	4,285
Legal and professional fees	1,982	2,151	3,294	2,679	4,062	4,133	11,541
FDIC assessments	2,131	2,158	2,813	2,258	2,116	4,289	3,559
Amortization of intangibles	6,003	6,292	6,888	7,457	7,654	12,295	14,381
Other real estate owned expense and net (gain) loss on sale	(109)	(26)	573	274	(57)	(135)	138
Provision for credit losses on unfunded commitments	251	250	—	—	—	501	1,239
Other	5,869	6,532	6,542	7,210	8,266	12,401	15,403
Total Noninterest Expense	82,537	90,371	86,367	93,915	107,865	172,908	215,340

Income Before Income Taxes	39,153	33,836	37,800	40,490	41,438	72,989	55,962
Provision for income taxes	8,909	7,830	8,257	9,076	10,189	16,739	12,886

Net Income	$30,244	$26,006	$29,543	$31,414	$31,249	$56,250	$43,076

Share Data
Net income per share of common stock
Diluted	$0.36	$0.31	$0.35	$0.37	$0.37	$0.66	$0.52
Basic	0.36	0.31	0.35	0.37	0.37	0.67	0.52
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.36	0.35

Average common shares outstanding
Diluted	84,816	85,270	85,336	85,666	85,536	84,799	83,260
Basic	84,341	84,908	84,817	85,142	85,022	84,260	82,600

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2024	2024	2023	2023	2023

Assets
Cash and due from banks	$168,738	$137,850	$167,511	$182,036	$164,193
Interest bearing deposits with other banks	580,787	544,874	279,671	513,946	563,690
Total cash and cash equivalents	749,525	682,724	447,182	695,982	727,883

Time deposits with other banks	7,856	7,856	5,857	4,357	2,987

Debt Securities:
Securities available for sale (at fair value)	1,967,204	1,949,463	1,836,020	1,841,845	1,916,231
Securities held to maturity (at amortized cost)	658,055	669,896	680,313	691,404	707,812
Total debt securities	2,625,259	2,619,359	2,516,333	2,533,249	2,624,043

Loans held for sale (at fair value)	5,975	9,475	4,391	2,979	5,967

Loans	10,038,508	9,978,052	10,062,940	10,011,186	10,117,919
Less: Allowance for credit losses	(141,641)	(146,669)	(148,931)	(149,661)	(159,715)
Loans, net of allowance for credit losses	9,896,867	9,831,383	9,914,009	9,861,525	9,958,204

Bank premises and equipment, net	109,945	110,787	113,304	115,749	116,959
Other real estate owned	6,877	7,315	7,560	7,216	7,526
Goodwill	732,417	732,417	732,417	731,970	732,910
Other intangible assets, net	83,445	89,377	95,645	102,397	109,716
Bank owned life insurance	303,816	301,229	298,974	296,763	293,880
Net deferred tax assets	108,852	111,539	113,232	131,602	127,941
Other assets	321,779	326,554	331,345	339,218	333,916
Total Assets	$14,952,613	$14,830,015	$14,580,249	$14,823,007	$15,041,932

Liabilities
Deposits
Noninterest demand	$3,397,918	$3,555,401	$3,544,981	$3,868,132	$4,139,052
Interest-bearing demand	2,821,092	2,711,041	2,790,210	2,800,152	2,816,656
Savings	566,052	608,088	651,454	721,558	824,255
Money market	3,707,761	3,531,029	3,314,288	3,143,897	2,859,164
Time deposits	1,623,295	1,610,281	1,476,002	1,574,095	1,644,140
Total Deposits	12,116,118	12,015,840	11,776,935	12,107,834	12,283,267

Securities sold under agreements to repurchase	262,103	326,732	374,573	276,450	290,156
Federal Home Loan Bank borrowings	180,000	110,000	50,000	110,000	160,000
Long-term debt, net	106,634	106,468	106,302	106,136	105,970
Other liabilities	157,377	153,225	164,353	174,193	148,507
Total Liabilities	12,822,232	12,712,265	12,472,163	12,774,613	12,987,900

Shareholders' Equity
Common stock	8,530	8,494	8,486	8,515	8,509
Additional paid in capital	1,815,800	1,811,941	1,808,883	1,813,068	1,809,431
Retained earnings	492,805	478,017	467,305	453,117	437,087
Less: Treasury stock	(18,744)	(16,746)	(16,710)	(14,035)	(14,171)
	2,298,391	2,281,706	2,267,964	2,260,665	2,240,856
Accumulated other comprehensive loss, net	(168,010)	(163,956)	(159,878)	(212,271)	(186,824)
Total Shareholders' Equity	2,130,381	2,117,750	2,108,086	2,048,394	2,054,032
Total Liabilities & Shareholders' Equity	$14,952,613	$14,830,015	$14,580,249	$14,823,007	$15,041,932

Common shares outstanding	85,299	84,935	84,861	85,150	85,086

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23

Credit Analysis
Net charge-offs	$9,946	$3,630	$4,720	$12,748	$705
Net charge-offs to average loans	0.40%	0.15%	0.19%	0.50%	0.03%

Allowance for credit losses	$141,641	$146,669	$148,931	$149,661	$159,715

Non-acquired loans at end of period	$6,834,059	$6,613,763	$6,571,454	$6,343,121	$6,264,044
Acquired loans at end of period	3,204,449	3,364,289	3,491,486	3,668,065	3,853,875
Total Loans	$10,038,508	$9,978,052	$10,062,940	$10,011,186	$10,117,919

Total allowance for credit losses to total loans at end of period	1.41%	1.47%	1.48%	1.49%	1.58%
Purchase discount on acquired loans at end of period	4.51	4.63	4.75	4.86	4.98

End of Period
Nonperforming loans	$59,927	$77,205	$65,104	$41,508	$48,326
Other real estate owned	1,173	309	221	221	530
Properties previously used in bank operations included in other real estate owned	5,704	7,006	7,339	6,995	6,996
Total Nonperforming Assets	$66,804	$84,520	$72,664	$48,724	$55,852

Nonperforming Loans to Loans at End of Period	0.60%	0.77%	0.65%	0.41%	0.48%

Nonperforming Assets to Total Assets at End of Period	0.45	0.57	0.50	0.33	0.37

	June 30,	March 31,	December 31,	September 30,	June 30,
Loans	2024	2024	2023	2023	2023

Construction and land development	$593,534	$623,246	$767,622	$793,736	$794,371
Commercial real estate - owner occupied	1,656,391	1,656,131	1,670,281	1,675,881	1,669,369
Commercial real estate - non-owner occupied	3,423,266	3,368,339	3,319,890	3,285,974	3,370,211
Residential real estate	2,555,320	2,521,399	2,445,692	2,418,903	2,396,352
Commercial and financial	1,582,290	1,566,198	1,607,888	1,588,152	1,615,534
Consumer	227,707	242,739	251,567	248,540	272,082
Total Loans	$10,038,508	$9,978,052	$10,062,940	$10,011,186	$10,117,919

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'24			1Q'24			2Q'23
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,629,716	$24,155	3.69%	$2,578,938	$22,393	3.47%	$2,673,633	$20,898	3.13%
Nontaxable	5,423	40	2.97	5,907	41	2.75	15,621	120	3.08
Total Securities	2,635,139	24,195	3.69	2,584,845	22,434	3.47	2,689,254	21,018	3.13

Federal funds sold	510,401	6,967	5.49	370,494	5,056	5.49	327,433	4,313	5.28
Interest bearing deposits with other banks and other investments	98,942	1,361	5.53	95,619	1,128	4.74	90,783	710	3.14

Total Loans, net	10,005,122	147,518	5.93	10,034,658	147,308	5.90	10,101,228	148,432	5.89

Total Earning Assets	13,249,604	180,041	5.47	13,085,616	175,926	5.41	13,208,698	174,473	5.30

Allowance for credit losses	(146,380)			(148,422)			(156,207)
Cash and due from banks	168,439			166,734			165,625
Bank premises and equipment, net	110,709			112,391			117,726
Intangible assets	818,914			825,531			842,988
Bank owned life insurance	302,165			299,765			293,251
Other assets including deferred tax assets	336,256			349,161			415,208

Total Assets	$14,839,707			$14,690,776			$14,887,289

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,670,569	$14,946	2.25%	$2,719,334	$15,266	2.26%	$2,666,314	$7,560	1.14%
Savings	584,490	560	0.39	628,329	540	0.35	906,936	427	0.19
Money market	3,665,858	35,813	3.93	3,409,310	31,728	3.74	2,806,672	19,196	2.74
Time deposits	1,631,290	17,928	4.42	1,590,070	17,121	4.33	1,425,344	14,477	4.07
Securities sold under agreements to repurchase	293,603	2,683	3.68	333,386	3,079	3.71	244,824	1,593	2.61
Federal Home Loan Bank borrowings	149,234	1,592	4.29	102,418	960	3.77	251,596	2,272	3.62
Long-term debt, net	106,532	1,862	7.03	106,373	1,934	7.31	105,861	1,795	6.80

Total Interest-Bearing Liabilities	9,101,576	75,384	3.33	8,889,220	70,628	3.20	8,407,547	47,320	2.26

Noninterest demand	3,485,603			3,528,489			4,294,251
Other liabilities	134,900			154,686			114,962
Total Liabilities	12,722,079			12,572,395			12,816,760

Shareholders' equity	2,117,628			2,118,381			2,070,529

Total Liabilities & Equity	$14,839,707			$14,690,776			$14,887,289

Cost of deposits			2.31%			2.19%			1.38%
Interest expense as a % of earning assets			2.29%			2.17%			1.44%
Net interest income as a % of earning assets		$104,657	3.18%		$105,298	3.24%		$127,153	3.86%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,604,327	$46,548	3.59%	$2,686,804	$40,142	2.99%
Nontaxable	5,665	81	2.88	15,944	251	3.15
Total Securities	2,609,992	46,629	3.59	2,702,748	40,393	2.99

Federal funds sold	440,448	12,023	5.49	228,491	5,787	5.11
Interest bearing deposits with other banks and other investments	97,281	2,489	5.15	90,750	2,710	6.02

Total Loans, net	10,019,890	294,825	5.92	9,737,236	283,773	5.88

Total Earning Assets	13,167,611	355,966	5.44	12,759,225	332,663	5.26

Allowance for credit losses	(147,401)			(148,143)
Cash and due from banks	167,586			193,811
Bank premises and equipment, net	111,550			116,909
Intangible assets	822,222			797,096
Bank owned life insurance	300,965			283,936
Other assets including deferred tax assets	342,708			417,393

Total Assets	$14,765,241			$14,420,227

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,694,952	$30,212	2.25%	$2,559,805	$10,767	0.85%
Savings	606,410	1,100	0.36	979,674	827	0.17
Money market	3,537,584	67,541	3.84	2,760,207	31,622	2.31
Time deposits	1,610,680	35,049	4.38	1,120,576	20,029	3.60
Securities sold under agreements to repurchase	313,494	5,762	3.70	209,358	2,456	2.37
Federal Home Loan Bank borrowings	125,826	2,552	4.08	266,935	5,048	3.81
Long-term debt, net	106,453	3,796	7.17	102,164	3,410	6.73

Total Interest-Bearing Liabilities	8,995,399	146,012	3.26	7,998,719	74,159	1.87

Noninterest demand	3,507,046			4,314,498
Other liabilities	144,791			122,746
Total Liabilities	12,647,236			12,435,963

Shareholders' equity	2,118,005			1,984,264

Total Liabilities & Equity	$14,765,241			$14,420,227

Cost of deposits			2.25%			1.09%
Interest expense as a % of earning assets			2.23%			1.17%
Net interest income as a % of earning assets		$209,954	3.21%		$258,504	4.09%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2024	2024	2023	2023	2023

Customer Relationship Funding
Noninterest demand
Commercial	$2,664,353	$2,808,151	$2,752,644	$3,089,488	$3,304,761
Retail	532,623	553,697	561,569	570,727	615,536
Public funds	142,846	145,747	173,893	134,649	152,159
Other	58,096	47,806	56,875	73,268	66,596
Total Noninterest Demand	3,397,918	3,555,401	3,544,981	3,868,132	4,139,052

Interest-bearing demand
Commercial	1,533,725	1,561,905	1,576,491	1,618,755	1,555,486
Retail	892,032	930,178	956,900	994,224	1,058,993
Brokered	198,337	—	—	—	—
Public funds	196,998	218,958	256,819	187,173	202,177
Total Interest-Bearing Demand	2,821,092	2,711,041	2,790,210	2,800,152	2,816,656

Total transaction accounts
Commercial	4,198,078	4,370,056	4,329,135	4,708,243	4,860,247
Retail	1,424,655	1,483,875	1,518,469	1,564,951	1,674,529
Brokered	198,337	—	—	—	—
Public funds	339,844	364,705	430,712	321,822	354,336
Other	58,096	47,806	56,875	73,268	66,596
Total Transaction Accounts	6,219,010	6,266,442	6,335,191	6,668,284	6,955,708

Savings
Commercial	53,523	52,665	58,562	79,731	101,908
Retail	512,529	555,423	592,892	641,827	722,347
Total Savings	566,052	608,088	651,454	721,558	824,255

Money market
Commercial	1,771,927	1,709,636	1,655,820	1,625,455	1,426,348
Retail	1,733,505	1,621,618	1,469,142	1,362,390	1,275,721
Public funds	202,329	199,775	189,326	156,052	157,095
Total Money Market	3,707,761	3,531,029	3,314,288	3,143,897	2,859,164

Brokered time certificates	126,668	142,717	122,347	307,963	591,503
Time deposits	1,496,627	1,467,564	1,353,655	1,266,132	1,052,637
	1,623,295	1,610,281	1,476,002	1,574,095	1,644,140
Total Deposits	$12,116,118	$12,015,840	$11,776,935	$12,107,834	$12,283,267

Securities sold under agreements to repurchase	$262,103	$326,732	$374,573	$276,450	$290,156

Total customer funding[1]	$12,053,216	$12,199,855	$12,029,161	$12,076,321	$11,981,920

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23	2Q'24	2Q'23

Net Income	$30,244	$26,006	$29,543	$31,414	$31,249	$56,250	$43,076

Total noninterest income	22,184	20,497	17,338	17,793	21,576	42,681	44,021
Securities losses (gains), net	44	(229)	2,437	387	176	(185)	69
BOLI benefits on death (included in other income)	—	—	—	—	—	—	(2,117)
Total Adjustments to Noninterest Income	44	(229)	2,437	387	176	(185)	(2,048)
Total Adjusted Noninterest Income	22,228	20,268	19,775	18,180	21,752	42,496	41,973

Total noninterest expense	82,537	90,371	86,367	93,915	107,865	172,908	215,340
Merger related charges:
Salaries and wages	—	—	—	—	(1,573)	—	(5,813)
Outsourced data processing	—	—	—	—	(10,904)	—	(17,455)
Legal and professional fees	—	—	—	—	(1,664)	—	(6,453)
Other	—	—	—	—	(1,507)	—	(3,459)
Total merger-related charges	—	—	—	—	(15,648)	—	(33,180)

Branch reductions and other expense initiatives:
Salaries and wages	—	(2,073)	—	(3,201)	(462)	(2,073)	(1,081)
Outsourced data processing	—	(4,089)	—	—	—	(4,089)	—
Occupancy	—	(771)	—	—	—	(771)	(774)
Other	—	(161)	—	(104)	(109)	(161)	(7)
Total branch reductions and other expense initiatives	—	(7,094)	—	(3,305)	(571)	(7,094)	(1,862)

Adjustments to Noninterest Expense	—	(7,094)	—	(3,305)	(16,219)	(7,094)	(35,042)
Adjusted Noninterest Expense[2]	82,537	83,277	86,367	90,610	91,646	165,814	180,298

Income Taxes	8,909	7,830	8,257	9,076	10,189	16,739	12,886
Tax effect of adjustments	11	1,739	617	936	4,155	1,751	8,362
Adjusted Income Taxes	8,920	9,569	8,874	10,012	14,344	18,490	21,248
Adjusted Net Income[2]	$30,277	$31,132	$31,363	$34,170	$43,489	$61,408	$67,708

Earnings per diluted share, as reported	$0.36	$0.31	$0.35	$0.37	$0.37	$0.66	$0.52
Adjusted Earnings per Diluted Share	0.36	0.37	0.37	0.40	0.51	0.72	0.81
Average diluted shares outstanding	84,816	85,270	85,336	85,666	85,536	84,799	83,260

Adjusted Noninterest Expense	$82,537	$83,277	$86,367	$90,610	$91,646	$165,814	$180,298
Provision for credit losses on unfunded commitments	(251)	(250)	—	—	—	(501)	(1,239)
Other real estate owned expense and net gain (loss) on sale	109	26	(573)	(274)	57	135	(138)
Amortization of intangibles	(6,003)	(6,292)	(6,888)	(7,457)	(7,654)	(12,295)	(14,381)
Net Adjusted Noninterest Expense	$76,392	$76,761	$78,906	$82,879	$84,049	$153,153	$164,540

Net adjusted noninterest expense	$76,392	$76,761	$78,906	$82,879	$84,049	$153,153	$165,540
Average tangible assets	14,020,793	13,865,245	13,906,005	14,066,216	14,044,301	13,943,019	13,623,131
Net Adjusted Noninterest Expense to Average Tangible Assets	2.19%	2.23%	2.25%	2.34%	2.40%	2.21%	2.44%

Net Revenue	$126,608	$125,575	$128,157	$137,099	$148,539	$252,183	$302,136
Total Adjustments to Net Revenue	44	(229)	2,437	387	176	(185)	(2,048)
Impact of FTE adjustment	233	220	216	199	190	452	389
Adjusted Net Revenue on a fully taxable equivalent basis	$126,885	$125,566	$130,810	$137,685	$148,905	$252,450	$300,477
Adjusted Efficiency Ratio	60.21%	61.13%	60.32%	60.19%	56.44%	60.67%	54.76%

Net Interest Income	$104,424	$105,078	$110,819	$119,306	$126,963	$209,502	$258,115
Impact of FTE adjustment	233	220	216	199	190	452	389
Net Interest Income including FTE adjustment	$104,657	$105,298	$111,035	$119,505	$127,153	$209,954	$258,504
Total noninterest income	22,184	20,497	17,338	17,793	21,576	42,681	44,021
Total noninterest expense less provision for credit losses on unfunded commitments	82,286	90,121	86,367	93,915	107,865	172,407	214,101
Pre-Tax Pre-Provision Earnings	$44,555	$35,674	$42,006	$43,383	$40,864	$80,228	$88,424

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23	2Q'24	2Q'23
Total Adjustments to Noninterest Income	44	(229)	2,437	387	176	(185)	(2,048)
Total Adjustments to Noninterest Expense including other real estate owned expense and net (gain) loss on sale	(109)	7,068	573	3,579	16,162	6,959	35,180
Adjusted Pre-Tax Pre-Provision Earnings[2]	$44,490	$42,513	$45,016	$47,349	$57,202	$87,002	$121,556

Average Assets	$14,839,707	$14,690,776	$14,738,034	$14,906,003	$14,887,289	$14,765,241	$14,420,227
Less average goodwill and intangible assets	(818,914)	(825,531)	(832,029)	(839,787)	(842,988)	(822,222)	(797,096)
Average Tangible Assets	$14,020,793	$13,865,245	$13,906,005	$14,066,216	$14,044,301	$13,943,019	$13,623,131

Return on Average Assets (ROA)	0.82%	0.71%	0.80%	0.84%	0.84%	0.77%	0.60%
Impact of removing average intangible assets and related amortization	0.18	0.18	0.19	0.20	0.22	0.17	0.20
Return on Average Tangible Assets (ROTA)	1.00	0.89	0.99	1.04	1.06	0.94	0.80
Impact of other adjustments for Adjusted Net Income	—	0.15	0.05	0.08	0.35	0.08	0.36
Adjusted Return on Average Tangible Assets	1.00	1.04	1.04	1.12	1.41	1.02	1.16

Pre-Tax Pre-Provision return on Average Tangible Assets	1.45	1.22	1.39	1.43	1.39	1.33	1.52
Impact of adjustments on Pre-Tax Pre-Provision earnings	—	0.20	0.09	0.12	0.46	0.10	0.49
Adjusted Pre-Tax Pre-Provision Return on Average Tangible Assets[2]	1.45%	1.42%	1.48%	1.55%	1.85%	1.43%	2.01%

Average Shareholders' Equity	$2,117,628	$2,118,381	$2,058,912	$2,072,747	$2,070,529	$2,118,005	$1,984,264
Less average goodwill and intangible assets	(818,914)	(825,531)	(832,029)	(839,787)	(842,988)	(822,222)	(797,096)
Average Tangible Equity	$1,298,714	$1,292,850	$1,226,883	$1,232,960	$1,227,541	$1,295,783	$1,187,168

Return on Average Shareholders' Equity	5.74%	4.94%	5.69%	6.01%	6.05%	5.34%	4.38%
Impact of removing average intangible assets and related amortization	5.01	4.61	5.53	5.89	6.03	4.81	4.76
Return on Average Tangible Common Equity (ROTCE)	10.75	9.55	11.22	11.90	12.08	10.15	9.14
Impact of other adjustments for Adjusted Net Income	0.01	1.60	0.58	0.89	4.00	0.80	4.18
Adjusted Return on Average Tangible Common Equity	10.76%	11.15%	11.80%	12.79%	16.08%	10.95%	13.32%

Loan interest income[1]	$147,518	$147,308	$148,004	$150,048	$148,432	$294,826	$283,773
Accretion on acquired loans	(10,178)	(10,595)	(11,324)	(14,843)	(14,580)	(20,773)	(30,522)
Loan interest income excluding accretion on acquired loans	$137,340	$136,713	$136,680	$135,205	$133,852	$274,053	$253,251

Yield on loans[1]	5.93	5.90	5.85	5.93	5.89	5.92	5.88
Impact of accretion on acquired loans	(0.41)	(0.42)	(0.45)	(0.59)	(0.58)	(0.42)	(0.64)
Yield on loans excluding accretion on acquired loans	5.52%	5.48%	5.40%	5.34%	5.31%	5.50%	5.24%

Net Interest Income[1]	$104,657	$105,298	$111,035	$119,505	$127,153	$209,954	$258,504
Accretion on acquired loans	(10,178)	(10,595)	(11,324)	(14,843)	(14,580)	(20,773)	(30,522)
Net interest income excluding accretion on acquired loans	$94,479	$94,703	$99,711	$104,662	$112,573	$189,181	$227,982

Net Interest Margin	3.18	3.24	3.36	3.57	3.86	3.21	4.09
Impact of accretion on acquired loans	(0.30)	(0.33)	(0.34)	(0.44)	(0.44)	(0.31)	(0.49)
Net interest margin excluding accretion on acquired loans	2.87%	2.91%	3.02%	3.13%	3.42%	2.89%	3.60%

Security interest income[1]	$24,195	$22,434	$21,451	$21,520	$21,018	$46,629	$40,393
Tax equivalent adjustment on securities	(7)	(7)	(13)	(22)	(23)	(14)	(49)
Security interest income excluding tax equivalent adjustment	$24,188	$22,427	$21,438	$21,498	$20,995	$46,615	$40,344

Loan interest income[1]	$147,518	$147,308	$148,004	$150,048	$148,432	$294,825	$283,773
Tax equivalent adjustment on loans	(226)	(213)	(203)	(177)	(167)	(438)	(340)
Loan interest income excluding tax equivalent adjustment	$147,292	$147,095	$147,801	$149,871	$148,265	$294,387	$283,433

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'24	1Q'24	4Q'23	3Q'23	2Q'23	2Q'24	2Q'23
Net Interest Income[1]	$104,657	$105,298	$111,035	$119,505	$127,153	$209,954	$258,504
Tax equivalent adjustment on securities	(7)	(7)	(13)	(22)	(23)	(14)	(49)
Tax equivalent adjustment on loans	(226)	(213)	(203)	(177)	(167)	(438)	(340)
Net interest income excluding tax equivalent adjustment	$104,424	$105,078	$110,819	$119,306	$126,963	$209,502	$258,115

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
2 As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.